UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2009
Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation)	1-6682 (Commission File Number)	05-0155090 (IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island (Address of principal executive offices)	02862 (Zip Code)
(401) 431-8697
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. These statements relate to a securities offering that has not yet been completed and are qualified accordingly. Completion of the offering requires, among other things, the satisfaction or waiver of the conditions to closing specified in the Underwriting Agreement (as defined below), including the absence of a material adverse change to Hasbro, Inc., and other customary conditions. Therefore, actual outcomes and results may differ materially from what is expressed in those statements. The forward-looking statements contained in this report speak only as of the date hereof, and Hasbro, Inc. will not undertake efforts to revise those forward-looking statements to reflect events after this date.
Item 8.01. Other Events.
     On May 8, 2009, Hasbro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and RBS Securities Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $425 million aggregate principal amount of 6.125% notes due 2014. The notes will be issued under a supplemental indenture with The Bank of Nova Scotia Trust Company of New York, as trustee. The offering of the notes is expected to close on May 13, 2009.
     The Company currently intends to use up to $300 million of the net proceeds from the sale of the notes to pay the purchase price for its 50% interest in the joint venture with Discovery Communications, LLC described in the prospectus supplement for the offering and the Company’s filings with the Securities and Exchange Commission, and up to $15 million to fund the joint venture’s future cash flow needs. The remainder of the net proceeds may be used for general corporate and working capital purposes, which may include repayment of debt, repurchase of shares of its common stock, capital expenditures and acquisitions.
     In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-145947), previously filed with Securities and Exchange Commission, the Company is filing the Underwriting Agreement as Exhibit 1.1 to such Registration Statement.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

1.1	Underwriting Agreement dated as of May 8, 2009 by and among Hasbro, Inc. and Banc of America Securities LLC and RBS Securities Inc., as representatives of the several underwriters named in Schedule I thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

By:	/s/ David D.R. Hargreaves

Name:	David D.R. Hargreaves
Title:	Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: May 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated as of May 8, 2009 by and among Hasbro, Inc. and Banc of America Securities LLC and RBS Securities Inc., as representatives of the several underwriters named in Schedule I thereto.

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